Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement Amendment No. 1 to Form S-1, of our report dated October 6, 2020, relating to the balance sheet of Aequi Acquisition Corp., as of September 9, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from September 1, 2020 (inception) through September 9, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 21, 2020